UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2012

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 N. Martingale Road Suite 2050 Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of October 24, 2012, Sparton Corporation’s Board of Directors approved changes to the Amended and Restated Code of Regulations of Sparton in order to give Sparton the option to purchase and maintain insurance for any of its agents (previously Sparton was required to purchase and maintain agent insurance).

The Amendment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 24, 2012, the Company held its 2012 Annual Meeting of shareholders. At the Annual Meeting, the shareholders voted on the following matters:

Proposal 1

Election of Directors

The seven nominees for a term ending at the 2013 Annual Meeting received the following votes:

Name	For	Against	Abstain	Broker Non-Votes
James D. Fast	6,961,149	456,033	9,607	2,039,507
Joseph J. Hartnett	6,991,359	425,823	9,607	2,039,507
Charles R. Kummeth	7,034,586	382,596	9,607	2,039,507
David P. Molfenter	6,948,414	468,768	9,607	2,039,507
Douglas R. Schrank	6,948,306	115,212	363,271	2,039,507
James R. Swartwout	7,302,622	114,560	9,607	2,039,507
Cary B. Wood	7,338,922	78,297	9,570	2,039,507

Proposal 2

Ratification of the Appointment of Independent Auditors

The proposal to ratify the appointment of BDO USA, LLP as the Company’s independent auditors for the fiscal year ending June 30, 2013 by an advisory vote received the following votes:

For	Against	Abstentions	Broker Non-Votes
8,270,519	171,994	1,023,783	0

Proposal 3

Approval of the Named Executive Officer Compensation by an Advisory Vote

The proposal to approve the Named Executive Officer compensation by an advisory vote received the following votes:

For	Against	Abstentions	Broker Non-Votes
6,710,809	101,495	614,485	2,039,507

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
Exhibit 99.1	Amendment to Amended and Restated Code of Regulations of Sparton Corporation as approved by the Board of Directors on October 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION

Dated: October 24, 2012	By:	/s/ Cary B. Wood
Cary B. Wood, President and Chief
Executive Officer

Index to Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Amendment to Amended and Restated Code of Regulations of Sparton Corporation as approved by the Board of Directors on October 24, 2012.